EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 filed on or about August 6, 2004) pertaining to The Providence Service Corporation 2003 Stock Option Plan of our report dated February 13, 2004 with respect to the consolidated financial statements and schedule of The Providence Service Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

Houston, Texas

August 3, 2004